Exhibit 10.100

March 30, 2006

To the Holders of the Senetek PLC Amended

and Restated Senior Secured Notes Due April 1, 2007

and Series A, B and D Warrants to Purchase Ordinary Shares

Gentlemen:

Reference is made to the Securities Purchase Agreement dated April 14, 1999, as amended by the First Amendment dated June 20, 2001, the Second Amendment dated September 4, 2003, and the Third Amendment dated September 30, 2004 (the “Securities Purchase Agreement”) pursuant to which Silver Creek Investments, Ltd., Bomoseen Investments, Ltd., Elstree Holdings, Ltd., Dandelion Investments, Ltd., Alba Limited, Pearl Waves Limited, and Wallington Investment Holdings Ltd. (collectively, the “Holders”) hold the Third Amended and Restated Senior Secured Notes Due April 1, 2007 (the “Notes”) and Series A, B and D Warrants (the “Warrants” and, together with the Notes, the “Securities”) of Senetek PLC (“Senetek”) in the amounts set forth in Schedule 1 hereto.

The parties hereto wish to provide for the prepayment and cancellation of the Securities, the termination of the Securities Purchase Agreement, and the issuance of a new series of Warrants pursuant to this agreement (the “Agreement”), all upon the terms hereinafter provided.

Accordingly, the parties, intending to be bound, hereby agree as follows:

1. Cancellation of the Securities; Issuance of Series E Warrants

(a) Prepayment of the Notes. Senetek shall prepay as promptly as practicable the full principal amount outstanding of the Notes, together with accrued interest to the date of prepayment. Without limiting the foregoing, (i) within five (5) business days after the date of this Agreement, Senetek shall prepay not less than $2,250,000 in principal amount of the Notes, together with accrued interest on the amount prepaid to the date of prepayment, and (ii) within five (5) business days after the closing of Senetek’s revolving credit agreement with Silicon Valley Bank (“SVB”) (which Senetek shall use its best efforts to close as promptly as practicable but not later than March 31, 2006), Senetek shall prepay the full principal amount then outstanding of the Notes, together with accrued interest on the amount prepaid to the date of prepayment. Concurrently with the prepayment described in (ii), above, the Note holders shall execute and deliver all such instruments and take all such other actions, at Senetek’s expense, as Senetek may reasonably request to release in favor of SVB the Note holders’ security interests pursuant to the Securities Purchase Agreement.

(b) Cancellation of the Warrants and Issuance of Series E Warrants. On the date that the full outstanding principal amount of the Notes and accrued interest are prepaid (the “Closing Date”), all outstanding Series A, B and D Warrants will be surrendered to Senetek against issuance by Senetek of a new series of Warrants denominated Series E (the “Series E Warrants”) to purchase an aggregate of 3,000,000 Senetek ordinary shares at a price per share of $0.25. The Series E Warrants shall be upon all of the terms (other than Warrant purchase price) of the Series

D Warrants and shall be entitled to the benefits set forth in paragraph 2 below. The Series E Warrants will be issued in the names and amounts set forth in Schedule 2 hereto and shall be in the form annexed hereto as Exhibit A. On the Closing Date, the Securities shall be cancelled and the Security Purchase Agreement shall terminate.

2. Registration Rights of Series E Warrant Holders and Indemnity Against Delay in Issuance of American Depositary Shares.

(a) Initial Registration. At any time after the Closing Date, the Holders of Series E Warrants exercisable to purchase not less than one million five hundred thousand (1,500,000) ordinary shares (subject to adjustment as provided in the Series E Warrants) may give a joint, irrevocable written notice (the “Notice”) to Senetek of their election to register on Form S-3 under the Securities Act of 1933 the sale of not less than one million five hundred thousand (1,500,000) ordinary shares, together with the American Depositary Shares (“ADRs”) issuable in respect of the ordinary shares to be registered (the “Registrable Securities”). As promptly as practicable after Senetek’s receipt of such Notice, Senetek shall prepare and file in accordance with the applicable rules of the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 covering the resale of the Registrable Securities and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as promptly as practicable and to remain continuously effective for a period of three (3) years. It shall not be a condition of giving such Notice that such Series E Warrant holders then exercise such Series E Warrants, but the giving of such Notice shall be deemed an irrevocable election by each such holder to exercise such Series E Warrants and purchase the Registrable Securities on the second (2nd) trading day following the effectiveness of such Registration Statement, provided that the Registration Statement shall then remain effective and that the Commission shall not then have taken any action to suspend or revoke such effectiveness. Subject to the foregoing, each such holder shall duly exercise such Warrants and purchase the Registrable Securities on or before 2:00 p.m. New York City time on the second (2nd) trading day following the effectiveness of such Registration Statement in the manner provided in the Series E Warrants.

(b) Subsequent Registration. At any time after the six (6) month anniversary of the effectiveness of the Registration Statement provided for in paragraph 2(a), the Holders of Series E Warrants exercisable to purchase not less than a majority of the ordinary shares issuable pursuant to the Series E Warrants originally issued (excluding the Registrable Securities and any ordinary shares theretofore sold otherwise than in a public offering) (the “Remaining Shares”) may give a joint, irrevocable written notice (the “Subsequent Notice”) to Senetek of their election to register on Form S-3 under the Securities Act of 1933 the sale of not less than a majority of the Remaining Shares, together with the ADRs issuable in respect of the ordinary shares to be registered. As promptly as practicable after Senetek’s receipt of such Subsequent Notice, Senetek shall prepare and file in accordance with the applicable rules of the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 covering such resale and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as promptly as practicable and to remain continuously effective for a period of three (3) years. It shall not be a condition of giving such Notice that such Series E Warrant holders then exercise such Series E Warrants, but the giving of such Notice shall be deemed an irrevocable election to exercise such Series E Warrants on the second (2nd) trading day following the effectiveness of such Registration Statement, provided that the Registration Statement shall then remain effective and that the Commission shall not then have taken any action to suspend or revoke such effectiveness. Subject to the foregoing, each such holder shall duly exercise such Warrants and purchase the shares covered by the Registration Statement on or before 2:00 p.m. New York City time on the second (2nd) trading day following the effectiveness of such Registration Statement in the manner provided in the Series E Warrants.

(c) Indemnity Against Late Delivery of ADRs. Each Holder may tender its ordinary shares issued upon exercise of Series E Warrants (whether in connection with a registration pursuant to paragraph 2(a) or 2(b) or otherwise) for ADRs in accordance with the procedure set forth in Exhibit C to the Securities Purchase Agreement and thereupon shall be entitled to the indemnity against loss set forth in Section 6 of the Securities Purchase Agreement in the event Senetek fails to deliver freely tradable ADRs within five (5) business days after such tender.

3. Share Acquisition Holiday. Each Note and Warrant holder hereby agrees that neither it nor its affiliates will acquire beneficial ownership of any additional Senetek ordinary shares or ADRs, except by exercise of Series E Warrants, for a period of one year from the Closing Date.

4. Consent to Note Holders’ Designees’ Resignations. It shall be a condition of the transactions provided for above that the two designees appointed to the Board of Directors of Senetek pursuant to the Securities Purchase Agreement resign from the Board of Directors on or before the date of the prepayment of the Notes referred to in paragraph 1(a)(ii) above. The Note holders hereby consent to such resignations and to Senetek entering into with each such designee, upon his resignation, a Resignation and Indemnification Agreement providing for full release and indemnification of each such director by the Company and payment of fees to each in the amount of $20,000, set forth therein

5. Attorneys Fees. On the Closing Date, the Company shall reimburse, or pay directly, the reasonable attorneys fees incurred by the Holders in connection with the review and documentation of these transactions.

Please indicate your agreement to the terms hereof effective as of the date hereof by signing and dating the enclosed copy of this letter and returning it to the undersigned via facsimile at (707) 226-3999, with an original executed copy to follow by mail, at your earliest convenience.

Very truly yours,

SENETEK PLC

By:	/s/ Frank J. Massino
Frank J. Massino
Chairman and Chief
Executive Office

AGREED AND ACCEPTED BY:

SILVER CREEK INVESTMENTS, LTD.

By	Robert J. Sutcliffe
Its	Attorney-in-fact

/s/ Robert J. Sutcliffe
Robert J. Sutcliffe
601 West Fifth Street
Suite 1111
Los Angeles, California 90071
213 624 6860

BOMOSEEN INVESTMENTS, LTD.

By	Robert J. Sutcliffe
Its	Attorney-in-fact

/s/ Robert J. Sutcliffe
Robert J. Sutcliffe
601 West Fifth Street
Suite 1111
Los Angeles, California 90071
213 624 6860

ELSTREE HOLDINGS, LTD.

By	Robert J. Sutcliffe
Its	Attorney-in-fact

/s/ Robert J. Sutcliffe
Robert J. Sutcliffe
601 West Fifth Street
Suite 1111
Los Angeles, California 90071
213 624 6860

DANDELION INVESTMENTS, LTD.

By	Robert J. Sutcliffe
Its	Attorney-in-fact

/s/ Robert J. Sutcliffe
Robert J. Sutcliffe
601 West Fifth Street
Suite 1111
Los Angeles, California 90071
213 624 6860

PEARL WAVES LTD.

By	Robert J. Sutcliffe
Its	Attorney-in-fact

/s/ Robert J. Sutcliffe
Robert J. Sutcliffe
601 West Fifth Street
Suite 1111
Los Angeles, California 90071
213 624 6860

WALLINGTON INVESTMENT HOLDINGS, LTD.

By	Robert J. Sutcliffe
Its	Attorney-in-fact

/s/ Robert J. Sutcliffe
Robert J. Sutcliffe
601 West Fifth Street
Suite 1111
Los Angeles, California 90071
213 624 6860

ALBA LIMITED

By	Robert T. Tucker, Esq.
Its	Attorney-in-fact

/s/ Robert T. Tucker
Robert T. Tucker
17 Meadowlark Road
Rye Brook, New York 10573

Schedule 1

Securities Holders

Notes	Principal Amount
Pearl Waves Limited	$1,644,285
Wallington Investment Holdings, Ltd.	$1,644,285
Total	$3,288,570

Warrants		Amount
	Series A	Series B	Series D
Silver Creek Investments, Ltd.
Bomoseen Investments, Ltd.
Elstree Holdings, Ltd.
Dandelion Investments, Ltd.
Alba Limited
Total	3,000,000	3,300,000	3,437,500

Schedule 2

Series E Warrant Holders and Number of Warrants

Warrant Holder Name	Registered Address	Number of Warrants
Wallington Investment Holdings, Ltd.	c/o Nomina Financial Services	2,700,000
	Augustinergasse 21
	P.O. Box 6627
	CH-8023 Zurich Switzerland

Alba Limited	c/o Robert T. Tucker	300,000
	Attorney at Law
	17 Meadowlark Road
	Rye Brook, New York 10573

Exhibit B

Form of Series E Warrants

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER NOR ANY AMERICAN DEPOSITARY SHARES REPRESENTING THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NONE OF THEM MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED NOR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SFCURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT

to Purchase [            ] Ordinary Shares of

SENETEK PLC

Issued: March    , 2006

Expires: March 4, 2011

Series E

NO.	[ ]

This Warrant certifies that [                                ] or its registered and permitted successors or assigns (“[            ]” or the “Holder”), is entitled to, subject to the terms set forth below, purchase from SENETEK PLC, a corporation organized under the laws of England (the “Company”), from time and time up to [                                        ] ([                    ]) duly authorized, validly issued, fully paid and nonassessable Ordinary Shares (as such number may be adjusted pursuant to Section 4(a) and Section 5 herein) which may be exchanged for American Depositary Shares (“ADSSs”) represented by American Depositary Receipts (“ADRSs”) (the Ordinary Shares of the Company, including any shares into which they may be changed, reclassified, or converted, are herein referred to as the “Ordinary Shares”). This Warrant is one of the Series E Warrants (the “Warrants”) issued pursuant to that certain Agreement dated March 21 , 2006, by and between the Company, Silver Creek Investments, Ltd., Bomoseen Investments, Ltd., Dandelion Investments, Ltd. and Elstree Holdings, Ltd. (the “Agreement”). The Ordinary Shares issuable upon exercise of the Warrants (and any other or additional shares, securities or property that may hereafter be issuable upon exercise of the Warrants) are sometimes referred to herein as the “Warrant Shares,” and the maximum number of shares so issuable under this Warrant is sometimes referred to as the “Aggregate Number” (as such number may be increased or decreased as more fully set forth herein).

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise of Warrant.

a. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office located at 831 Latour Court, Napa, California 94558, (A) a written notice, in substantially the form of the Exercise Notice attached hereto as Exhibit 1, of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (B) cash, money order, certified check or wire transfer of immediately available funds payable to the Company, in an amount equal to the Exercise Price (as defined below) multiplied by the number of Warrant Shares being purchased, and (C) this Warrant. The Company shall as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Warrant Shares specified in such notice. The stock certificate or certificates so delivered shall be in such denominations as may be specified in such notice and shall be issued in the name of the Holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of such shares immediately prior to the close of business on the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining Ordinary Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes (except United Kingdom stamp tax duties) and other charges payable in connection with the preparation, issue and delivery of such certificates and new Warrants, except that in case such stock certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificates or new Warrants shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

b. All Ordinary Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than United Kingdom stamp duty taxes and any other transfer taxes) and, if any Ordinary Shares are then listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or quoted on an automated quotation system, shall be listed or quoted thereon, as the case may be, to the extent permissible under the rules of such exchange and not prohibited by law, it being understood that such listing does not bear upon the transferability of such shares under the Act and the other provisions of this Agreement.

c. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of an Ordinary Share, but, in lieu thereof, shall pay to the Holder cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Fair Market Value (as defined below) of one Ordinary Share on the Business Day immediately prior to the date of receipt by the Company of notice of exercise of this Warrant.

d. The Company shall pay all depositary fees payable to the depositary and all stamp duty reserve taxes due to Inland Revenue in respect of the issuance of American Depositary Shares or American Depositary Receipts in respect of Ordinary Shares issued upon exercise of the Warrant.

2. Terms and Conditions of Warrants.

a. Exercise. Warrants to purchase [    ] (as adjusted in accordance with the principles of Section 4(a) or Section 5 hereof) Ordinary Shares shall be exercisable at the Exercise Price (as defined in Section 2(b) below) at any time, and from time to time, on or after the date hereof (the “Exercise Date”), and shall expire at 11:50 p.m., New York City time, on March 4, 2011 (the “Expiration Date”).

b. Purchase Price. Subject to the provisions of Sections 5 and 6 hereof, the purchase price per Ordinary Share shall be $0.25 (the “Exercise Price”).

c. Restrictions on Transfer and Registration Rights.

i. Each certificate for any Warrant Shares issued upon the exercise of this Warrant, and each certificate issued upon the transfer of any such Warrant Shares and each American Depositary Receipt representing American Depositary Shares (except as otherwise permitted by this Section 2(c)) shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

ii. The restrictions imposed by this Section 2(c) upon the transferability of Warrants and Warrant Shares and related American Depositary Shares shall cease and terminate as to any particular Warrants, Warrant Shares or related American Depositary Shares, (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) when in the reasonable opinion of counsel for the Company such restrictions are no longer required in order to comply with the Securities Act of 1933, as amended (the “Securities Act”). Whenever such restrictions shall terminate as to any Warrants, Warrant Shares or related American Depositary Shares, the Holder thereof shall be entitled to receive from the Company, without expense, new certificates of like tenor not bearing the restrictive legend set forth in Section 2(c)(i).

d. Investment Representation. The Holder, by acceptance hereof, represents as of the date hereof, as follows:

i. The Warrant Shares issuable upon exercise of the Warrants (collectively, the “Acquired Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part of the Acquired Securities in contravention of applicable law, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in or with respect to any of the Acquired Securities.

ii. The Holder is and upon the acquisition of Acquired Securities upon exercise of the Warrants will be an “accredited investor” within the meaning of Rule 501 of Regulation D of the rules and regulations of the Securities and Exchange Commission under the Securities Act. The Holder has not been organized for the purposes of acquiring the Acquired Securities.

iii. The Holder understands that the Acquired Securities it may acquire as contemplated by this Warrant are “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) inasmuch as they will be acquired from the Company in a transaction not involving a public offering and that under the federal securities laws and, applicable regulations such Acquired Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 and understands the resale limitations imposed thereby and by the Securities Act. The Holder acknowledges that its investment in the Acquired Securities may be an illiquid investment requiring the Holder to bear the economic risk of the investment for an indefinite period; and

iv. Without in any way limiting the representations set forth in this Section 2(d), the Holder agrees not to make any disposition of all or any portion of the Acquired Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant (provided that such Holder is making such disposition in a transaction other than pursuant to Rule 144 or under an effective registration statement under the Securities Act and in accordance with any applicable state securities laws), and (A) the Holder shall have notified the Company of the proposed disposition, and (B) if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, rendered by a law firm experienced in matters involving the sale of securities under federal and state securities laws, that such disposition will not require registration of the Acquired Securities under the Securities Act or registration or qualification under any state securities or “blue sky” law.

In the event certificates for Ordinary Shares are delivered upon the exercise of this Warrant, the Company may cause a legend or legends to be placed on such certificates to make appropriate reference to such foregoing representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

3. Transfer, Division and Combination.

The Company agrees to maintain at its offices in Napa, California, or such other place at which it may maintain its principal office in the continental United States of America, books for the registration and transfer of this Warrant and, subject to the provisions of Section 2 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new Holder for the purchase of Ordinary Shares without having a new Warrant issued if Holder shall otherwise have complied with the foregoing provisions of this Section 3 and the applicable provisions of Section 2 hereof. All of the provisions of this Section 3 are subject to the provisions of Sections 2 above. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders thereof or their respective duly authorized agents or attorneys. The Company shall execute and deliver a new Warrant or Warrants exchangeable for the Warrant or Warrants to be divided or combined in accordance with such notice.

4. Successor; Taxes.

a. Successor Company. The obligations of the Company under this Warrant shall be binding upon any successor company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor company or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of Holder’s rights under this Warrant in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

b. Taxes on Conversion. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder exercising this Warrant for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

c. Withholding Taxes.

i. Except to the extent otherwise required by law, the Company will not withhold United States or United Kingdom withholding taxes from payments to be made to holders of Warrants if such holders (a) are corporations organized under the laws of a jurisdiction outside the United States or United Kingdom or are otherwise persons not resident in the United States or United Kingdom for U.S. federal income tax purposes or United Kingdom tax purposes, and (b) provide the Company, upon the Company’s reasonable request, with one or more of Internal Revenue Service Form W-8, Form 4224 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States or Inland Revenue of the United Kingdom certifying as to such holders’ entitlement to an exemption from any such withholding requirements.

ii. Except to the extent otherwise required by law, the Company will not withhold United States or United Kingdom withholding taxes from payments to be made to holders of Warrants in excess of an applicable treaty rate if such holders (a) are corporations organized under the laws of a jurisdiction outside the United States or United Kingdom or are otherwise persons not resident in the United States or United Kingdom for U.S. federal income tax purposes or United Kingdom tax purposes, and (b) provide the Company upon the Company’s reasonable request, with one or more of certification of their residence address, Internal Revenue Service Form 1001 or other applicable form, certificates or documents certifying as to such holders’ entitlement to a reduced rate of withholding under any such withholding requirements.

iii. Except to the extent otherwise required by law, neither Section 4(c)(i) nor “Section 4(c)(ii) hereof shall require the Company to apply an exemption or reduced rate of withholding during any period when it shall have received notice or has knowledge that (a) the residence or other information previously provided on any applicable form, certificate or document is incorrect and no corrected form, certificate or document as applicable has been provided to the Company, or (b) of any other information which would render such exemption or reduced rate inapplicable.

iv. Notwithstanding the preceding Sections 4(c)(i) and 4(c)(ii), if the Company is required by law to withhold from amounts otherwise payable to a holder of Warrants, whether by reason of a change in law or applicable treaty, or because the applicable treaty withholding rate is greater than zero or by reason of the failure of a holder of Warrants to provide a valid certification or form, the Company shall withhold the amounts required to be withheld. Amounts so withheld with respect to a holder in accordance with this Section 4 shall be treated as distributed to such holder for all purposes of this Warrant.

5. Adjustments to Aggregate Number.

The Aggregate Number shall be subject to adjustment from time to time as follows and thereafter as adjusted shall be deemed to be the Aggregate Number hereunder.

a. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall be effected in such a way that holders of Ordinary Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares, then provision shall be made, in accordance with this Section 5, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in addition to or in exchange for, as applicable, the Warrant Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the Aggregate Number immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant has occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (1) the obligation to deliver to such Holder such securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and (2) all other obligations of the Company under this Warrant. The provisions of this Section 5(a) shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers or leases.

b. Distributions. If at any time or from time to time the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive or pays any dividend or other distribution to holders of Ordinary Shares (collectively, a “Distribution”) of:

i. cash,

ii. any evidences of its indebtedness (other than securities convertible into Ordinary Shares (“Convertible Securities”)), any shares of its capital stock (other than additional Ordinary Shares or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash) , or

iii. any options or warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional Ordinary Shares or Convertible Securities) or any other securities or property of any nature whatsoever, then the holder of this Warrant shall be entitled to receive upon the exercise hereof at any time on or after the taking of such record the number of Ordinary Shares to be received upon exercise of such Warrant determined as stated herein and, in addition and without further payment, the cash, stock, securities, other property, options, warrants and/or other rights to which such holder or holders would have been entitled by way of the Distribution and subsequent dividends and distributions if such Holder (x) had exercised such Warrants immediately prior to such Distribution, and (y) had retained the Distribution in respect of the Ordinary Shares and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Ordinary Shares. A reclassification of the Ordinary Shares into any other class of stock shall be deemed a distribution by the Company to the holders of its Ordinary Shares or such shares of such other class of stock within the meaning of paragraph (c) of this Section 5 and, if the outstanding Ordinary Shares shall be changed into a larger or smaller number of Ordinary Shares as a part of such reclassification, such event shall be deemed a subdivision or combination, as the case may be, of the outstanding Ordinary Shares within the meaning of paragraph (c) of this Section 5. If the securities to be distributed by the Company involve rights, warrants, options or any other form of Convertible Securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of this Warrant, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the Holder of this Warrant receives such securities pursuant to the exercise hereof.

c. In addition to those adjustments set forth in Sections 5(a) and 5(b), but without duplication of the adjustments to be made under such Sections 5(a) and 5(b) and Section 6, if the Company:

i. takes a record of the holders of its Ordinary Shares for the purpose of entitling them to receive or pays a dividend payable in, or other distribution of, Ordinary Shares;

ii. subdivides its outstanding shares of Ordinary Shares into a greater number of Ordinary Shares;

iii. combines its outstanding Ordinary Shares into a lesser number of shares of Ordinary Shares; and/or

iv. makes a distribution on its Ordinary Shares in shares of its capital stock other than Ordinary Shares,

then (A) the Aggregate Number in effect immediately prior thereto shall be adjusted so that the holder or holders of this Warrant shall thereafter be entitled to receive, upon exercise hereof, the number of Ordinary Shares or other securities of the Company (such other securities thereafter enjoying the rights of Warrant Shares under this Warrant) that such Holder would have owned or have been entitled to receive after the occurrence of such event had such Warrants been exercised immediately prior to the occurrence of such event or the record date with respect thereto, and (B) the Exercise Price shall (until another such event) be adjusted to equal (calculated to the nearest full cent) the quotient derived by dividing (x) the Aggregate Number in effect immediately prior to such adjustment multiplied by the Exercise Price in effect immediately prior to such adjustment, divided by (y) the Aggregate Number in effect after adjustment pursuant to this Section 5(c).

6. Adjustment to Exercise Price.

a. If the Company shall issue or sell any Ordinary Shares at a price which is less than the Exercise Price, then the Exercise Price in effect immediately prior thereto shall be adjusted immediately so that the Exercise Price thereafter shall equal the price per Ordinary Share at which such Ordinary Shares described in this Section 6(a) were issued. The provisions of this paragraph (a) shall not apply to any issuance of additional Ordinary Shares for which an adjustment is provided under Sections 5(a), (b) or (c).

b. If the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a distribution of, or shall in any manner issue or sell, any warrants or other rights to subscribe for or purchase (x) any shares of Ordinary Shares or (y) any Convertible Securities, whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, at a purchase price per Ordinary Share which is less than the Exercise Price, then the Exercise Price in effect immediately prior thereto shall be adjusted immediately so that the Exercise Price thereafter shall equal the consideration for which such Ordinary Shares or Ordinary Shares subject to Convertible Securities described in this Section 6(b) were issued. For purposes of this Section 6(b), the consideration for any additional Ordinary Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same or for any additional Ordinary Shares issuable pursuant to Convertible Securities subject to any warrants or other rights shall be the consideration received or receivable by the Company for issuing such warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights and upon the exercise of the Convertible Securities, as the case may be.

c. If the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a distribution of or shall in any manner issue or sell .Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, at a purchase price per Ordinary Share which is less than the Exercise Price, then the Exercise Price in effect immediately prior thereto shall be adjusted immediately so that the Exercise Price thereafter shall equal the purchase price per Ordinary Share issuable pursuant to the terms of any Convertible Securities. For purposes of this Section 6(c), the purchase price per Ordinary Share issuable pursuant to the terms of any Convertible Security shall be the cash consideration received or receivable by the Company for issuing the Convertible Security, plus the additional consideration, if any, payable to the Company upon the purchase of the Ordinary Share pursuant to the Convertible Security.

7. General Provisions Regarding Adjustments to Aggregate Number or Exercise Price.

a. The following provisions shall be applicable to the making of adjustments of (i) the Aggregate Number as provided in Section 5 or (ii) the Exercise Price as provided in Section 6:

i. The sale or other disposition of any issued Ordinary Shares owned or held by or for the account of the Company shall be deemed an issuance thereof for the purposes of Sections 5 and 6.

ii. The adjustments required by Sections 5 and 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except as expressly provided herein. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

iii. In computing adjustments under Sections 5 and 6, fractional interests in Ordinary Shares shall be taken into account to the nearest one-thousandth (.001) of a share and shall be aggregated until they equal one whole share.

iv. If the Company shall take a record of the holders of its Ordinary Shares for an action described in Sections 5 or 6 hereof, but abandons its plan to take such action prior to effecting such action, then no adjustment shall be required by reason of the taking of such record.

v. Notwithstanding anything herein to the contrary, no adjustment shall be made to the Aggregate Number or Exercise Price as a result of adjustments to the Aggregate Number or Exercise Price as defined in any Warrants issued to the Holder on the date hereof.

vi. Upon the expiration or termination of any of the warrants or other rights or options referred to in Section 6(b) above or the Convertible Securities referred to in Section 6(b) or 6(c) above, the Exercise Price after the expiration or termination of any such warrants, rights, options or Convertible Securities without any exercise or conversion thereof, the issuance of which caused an adjustment to the Exercise Price, shall be readjusted to such Exercise Price prior to the adjustment made upon the issuance of such warrants, rights, options or Convertible Securities.

vii. In case of the issuance at any time of any additional Ordinary Shares or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Ordinary Shares, the Company shall be deemed to have received for such additional Ordinary Shares or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

viii. No adjustment to the Aggregate Number or Exercise Price shall be made for issuances of (A) options to purchase up to 50,000 Ordinary Shares for any twelve month period after the date of this Warrant pursuant to any stock option plan or resolution of the Company, to the extent such issuances are approved by the Company’s directors and made to , or for the benefit of, employees, Directors or consultants of the Company who were not employees, Directors or consultants of the Company as of the date of this Warrant , and Ordinary Shares issuable or issued upon exercise of such options, (B) Ordinary Shares issued or issuable upon (x) the exercise of options, warrants or rights to subscribe for or purchase Ordinary Shares, or (y) the conversion or exchange of securities convertible into or exchangeable for Ordinary Shares or options, warrants or rights to subscribe for or purchase Ordinary Shares, in each case only to the extent outstanding on the date of issuance of this Warrant or (D) Ordinary Shares issued pursuant to a transaction described in Section 5(a) or (b) hereof.

ix. No adjustment of the Exercise Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made.

b. If any event occurs as to which the provisions of Section 5 or Section 6 are not strictly applicable but the lack of any provision for the exercise of the rights of a holder or holders of Warrants would not fairly protect the purchase rights of such holder or holders of Warrants in accordance with the essential intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants in the United States (which may be the regular outside auditors of the Company) of recognized national standing in the United States satisfactory to the Holder, which shall give its opinion as to the adjustments, if any, necessary to preserve, without dilution, on a basis consistent with the essential intent and principles established in the provisions of Section 5 or Section 6, the exercise rights of the holders of Warrants. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

c. Within 45 days after the end of each fiscal quarter during which an event occurred that resulted in an adjustment pursuant to Section 5 or Section 6, the Company shall cause to be promptly mailed to each holder of Warrants (and upon the exercise of any Warrants to the exercising holder) by first-class mail, postage prepaid, notice of each adjustment or adjustments to the Aggregate Number or Exercise Price, as the case may be, effected since the date of the last such notice and a certificate of the Company’s Chief Financial Officer or, in the case of any such notice delivered within 45 days after the end of a fiscal year, a firm of independent public accountants in the United States selected by the Company and acceptable to a majority in interest of the holders of the Warrants (who may be the regular outside auditors employed by the Company), in each case, setting forth the Aggregate Number or Exercise Price, as the case may be, after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. The fees and expenses of such accountants shall be paid by the Company.

8. Covenant to Reserve Shares of Ordinary Shares.

The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Ordinary Shares sufficient to enable it at any time to fulfill all its obligations hereunder. The issuance of such shares has been duly and validly authorized, and when issued and sold in accordance with the Warrants, such shares will be duly and validly issued, fully paid and nonassessable.

9. Notices. In the event that:

1. the Company proposes to pay any dividend payable in stock (of any class or classes) or any obligations or stock convertible into or exchangeable for shares of Ordinary Shares upon its Ordinary Shares or make any distribution (other than ordinary cash dividends) to the holders of its Ordinary Shares;

2. the Company proposes to grant to the holders of its Ordinary Shares generally any rights or warrants;

3. the Company proposes to effect any capital reorganization or reclassification of capital stock of the Company;

4. the Company proposes to consolidate with, or merge into, any other Company or to transfer its property as an entirety or substantially as an entirety;

5. the Company proposes to effect the liquidation, dissolution or winding up of the Company, or

6. the Company proposes to enter into any other issuance of securities or other transaction that would implicate any increase or decrease in the number of Ordinary Shares ultimately issuable pursuant to this Warrant.

then the Company shall cause notice of any such intended action to be given to the Holder of this Warrant not less than 30 days before the date on which the transfer books of the Company shall close or a record shall be taken for such stock dividend, distribution or granting of rights or Warrants, or the date when such capital reorganization, reclassification, consolidation, merger, .transfer, liquidation, dissolution or winding up shall be effective, as the case may be.

Any notice or other document required or permitted to be given or delivered to the Holder of this Warrant shall be delivered in accordance with Section 15 herein.

10. Limitation of Liability; Not Shareholders.

No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as shareholders of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Ordinary Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the purchase price or as a shareholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

11. Loss, Destruction of Warrant.

Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company (the original Warrant holder’s indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor and representing the right to purchase the same Aggregate Number of Ordinary Shares, as adjusted in Section 5, as provided for in such lost, stolen, destroyed or mutilated Warrant, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 12 in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

12. Amendments.

Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally or in writing, provided that any term of this Warrant may be amended or the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the Holders of the Warrants that are exercisable for a number of Ordinary Shares that represent in the aggregate at least a majority of the total number of Ordinary Shares for which all of the Warrants are then exercisable (whether or not the Holder of this Warrant consents).

Severability.

If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

14. Notice.

Any notice or document required or permitted by this Agreement to be .given to a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, return receipt requested, to such party addressed as follows:

(i)	If to the Company:	Senetek Plc
620 Airpark Road
Napa, California 94558
Attention: President

(v)	If to the Holder:	c/o Robert T. Tucker, Esq.
17 Meadowlark Road
Rye Brook, New York 10573

	copies to:	Robert J. Sutcliffe
601 West Fifth Street
Suite 1111
Los Angeles, California 90071

And
Michael Khoury
7292 BerryHill Drive
Rancho Palos Verses, California 90275

Notice so mailed shall be deemed to have been given upon receipt if delivered personally or on the fifth business day next following the date of the returned receipt. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

15. Governing Law; Choice Of Forum; Certain Consents; Waiver Of Jury Trial, Counterclaim, Setoff.

THIS WARRANT SHALL BE DEEMED TO HAVE BEEN EXECUTED AND DELIVERED. AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS WARRANT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY OF SUCH STATE’S CONFLICT OF LAWS RULES OR PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO AND THERETO SHALL ONLY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, AND, BY EXECUTION, ACCEPTANCE AND DELIVERY OF THIS WARRANT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY WAIVES ANY OBJECTION, DEFENSE OR CLAIM TO SUCH JURISDICTION WHICH MAY BE BASED, DIRECTLY OR INDIRECTLY, ON THE GROUNDS OF FORUM NON CONVENIENS THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS WARRANT. IF ANY ACTION IS COMMENCED IN ANY OTHER JURISDICTION, THE PARTIES HERETO HEREBY CONSENT TO THE REMOVAL OF SUCH ACTION TO THE AFOREMENTIONED COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OF ANY OF THE WARRANTS OR WARRANT SHARES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY WAIVES IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO ASSERT ANY COUNTERCLAIM OR SETOFF.

[signature page follows; remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

Dated: March     , 2006

SENETEK PLC

By:	/s/ Frank J. Massino
Name:	Frank J. Massino
Title:	Chairman of the Board and Chief Executive Officer

Exhibit 1

EXERCISE NOTICE

The undersigned Holder hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder              Ordinary Shares covered by such Warrant and herewith makes payment in full therefor of $             cash and/or by cancellation of $             of indebtedness of the Company to the Holder hereof and requests that, subject to the terms and conditions of the Warrant, certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to                                  whose address is                                         , and whose social security or employer identification number is             .

The undersigned agrees that, in the absence of an effective registration statement with respect to Ordinary Shares issued upon this exercise, the undersigned is acquiring such Ordinary Shares for the Holder’s own account and not as a nominee for any other party, for investment and not with a view to distribution thereof and that the certificate or certificates representing such Ordinary Shares may bear a legend substantially as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF- A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition, the undersigned agrees that, in the absence of an effective registration statement with respect to Ordinary Shares issued upon this exercise, stop transfer instructions -will be entered on the Company’s stock transfer records with respect to Ordinary Shares issued upon this exercise.

Dated:
Signature guaranteed:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered Holder of the within Warrant hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant not being assigned hereby) all of the right of the undersigned under the within Warrant, with respect to the number of Warrants set forth below:

Name of Assignees	Address	Social security or other identifying number of Assignees	Number of Warrants

and does hereby irrevocably constitute and appoint.              the undersigned’s attorney to make such transfer on the books of                      maintained for that purpose, with full power of substitution in the premises.

Dated:

(1)
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

(1)	The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.